UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): October 29, 2014

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 West Jackson Boulevard

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

Enova International, Inc. (“Enova”) previously filed with the United States Securities and Exchange Commission a registration statement on Form 10, initially filed on July 31, 2014 (as amended, the “Registration Statement”), relating to its separation from Cash America International, Inc. (“Cash America”) through a distribution by Cash America of 80 percent of the outstanding shares of Enova to holders of Cash America’s common stock (the “Spin-off”). The Spin-off has been structured to qualify as a tax-free distribution to U.S. holders of Cash America common stock for U.S. federal income tax purposes. On October 24, 2014, the Registration Statement became effective. The Registration Statement includes a preliminary information statement that describes the Spin-off and provides information regarding Enova’s business and management.

Cash America first mailed or provided access to the final information statement, dated October 29, 2014 (the “Information Statement”), to its shareholders on or about October 29, 2014. The Information Statement is furnished as Exhibit 99.1 and is incorporated herein by reference.

As further described in the Information Statement, Cash America expects to distribute 0.915 shares of Enova common stock for every one share of Cash America’s common stock held as of the close of business on November 3, 2014, which is the record date for the Spin-off. Subject to the satisfaction or waiver of the conditions set forth in the Information Statement for the Spin-off, the distribution is expected to occur at 12:01 a.m., Eastern Time, on November 13, 2014. Enova common stock is expected to begin trading “regular way” on the New York Stock Exchange under the ticker symbol “ENVA” on November 13, 2014.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Information Statement of Enova International, Inc., dated October 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: October 30, 2014	By:	/s/ Lisa M. Young
Lisa M. Young
Vice President—General Counsel &
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Information Statement of Enova International, Inc., dated October 29, 2014